Exhibit (a)(1)(F)

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER
AND CERTIFICATION ON SUBSTITUTE FORM W-9

Name. If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

  Sole Proprietor--You must enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade or “doing business as” name on the “Business name” line.
  Limited Liability Company (LLC)--If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations Section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.
  Other Entities--Enter the business name as shown on required federal income tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or “doing business as” name on the business name line.

Taxpayer Identification Number (TIN). You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations Section 301.7701-3, and are owned by an individual, enter the owner’s Social Security number. If the LLC is a corporation, partnership, etc., enter the entity’s employer identification number. See the chart below for further clarification of name and TIN combinations.

The table below will help determine the number to give the requester.
For this type of account		Give the SOCIAL SECURITY Number of —	For this type of account		Give the EMPLOYER IDENTIFICATION Number of—
1.	An individual’s account	The individual	6.	A valid trust, estate or pension trust	The legal entity (4)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7.	Corporation or LLC electing corporate status on Form 8832	The corporation

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8.	Partnership or multimember LLC	The partnership

4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

	b. So-called trust account that is not a legal or valid trust under State law	The actual owner (1)	10.	A broker or registered nominee	The broker or nominee

5.	Sole proprietorship or single-owner LLC account	The owner (3)	11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security Number.

(3)	You must show your individual name, but you may also enter your business name or “doing business as” name. Use either individual’s Social Security Number or business’s Employer Identification Number (if it has one).

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the Tax Identification Number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don’t have a Taxpayer Identification Number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on broker transactions include the following:

  A corporation.
  A financial institution.
  An organization exempt from tax under Section 501(a), an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
  The United States or any agency or instrumentality thereof.
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  An international organization or any agency or instrumentality thereof.
  A dealer in securities or commodities required to be registered in the United States, the District of Columbia, or a possession of the United States.
  A real estate investment trust.
  A common trust fund operated by a bank under Section 584(a).
  An entity registered at all times during the tax year under the Investment Company Act of 1940.
  A foreign central bank of issue.
  A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of interest not generally subject to backup withholding include the following:

  Payments of interest on obligations issued by individuals.Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the Payor’s trade or business and you have not provided your correct Taxpayer Identification Number to the payor.
  Payments of tax-exempt interest (including tax exempt interest dividends under Section 852).
  Payments described in Section 6049(b)(5) to nonresident aliens.
  Payments on tax-free covenant bonds under Section 1451.
  Payments made by certain foreign organizations.
  Payments of mortgage interest to you.

Exempt payees described above should file IRS Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX INDICATING “EXEMPT FROM BACK-UP WITHHOLDING” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

PRIVACY ACT NOTICE—Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold a portion, computed at the applicable rate on taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.—If you fail to furnish your Taxpayer Identification Number to a payor, you may be subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.—If you make a false statement with no reasonable basis which results in a decrease in the amount of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBER.—If the requester of the Taxpayer Identification Number discloses or uses such Taxpayer Identification Number in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.